Exhibit 99.1

Oceaneering Reports Second Quarter 2025 Results

HOUSTON, July 23, 2025 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported second quarter 2025 results.

•As compared to the second quarter of 2024:
◦Revenue increased 4% to $698 million;
◦Operating income increased 31% to $79.2 million;
◦Net income increased 56% to $54.4 million; and
◦Adjusted EBITDA increased 20% to $103 million.
•Cash flow provided by operating activities was $77.2 million and free cash flow was $46.9 million, with an ending cash position of $434 million.
•Shares repurchased were 471,759 for approximately $10.0 million.

Rod Larson, Oceaneering's President and Chief Executive Officer, stated, "I am pleased to report another strong quarter, in which we delivered the considerable quarterly year-over-year increases noted above. We achieved these results through commencement of recent contract awards in Aerospace and Defense Technologies (ADTech), favorable service mix and strong execution in our Offshore Projects Group (OPG), conversion of higher margin backlog in Manufactured Products, and continued progression of remotely operated vehicle (ROV) day rates. As expected, all of our operating segments produced quarterly year-over-year improvements in revenue, operating income, and operating income margin."

Second Quarter 2025 Segment Results

As compared to the second quarter of 2024:

•Subsea Robotics (SSR) operating income improved 4% to $64.5 million on a 2% increase in revenue. EBITDA margin expanded slightly to 35% on improved ROV revenue per day utilized, which increased to $11,265. ROV fleet utilization was 67%.
•Manufactured Products operating income of $18.8 million improved 31% on a 4% increase in revenue, with operating income margin expanding to 13%. Backlog was $516 million on June 30, 2025. The book-to-bill ratio was 0.65 for the 12-month period ending on June 30, 2025.
•OPG operating income increased 64% to $21.7 million on a 4% increase in revenue. Operating income margin improved to 15%.
•Integrity Management and Digital Solutions (IMDS) operating income increased 34% to $4.6 million and operating income margin improved to 6% on relatively flat revenue.
•ADTech operating income of $16.3 million represented an increase of 125% on a 13% increase in revenue. Operating income margin expanded to 15%.
•At the corporate level, Unallocated Expenses were $46.7 million.

Third Quarter 2025 Guidance

As compared to the third quarter of 2024, consolidated third quarter 2025 revenue is expected to increase and consolidated EBITDA is forecasted to be in the range of $100 million to $110 million.

At the segment level, for the third quarter of 2025, as compared to the third quarter of 2024:

•SSR revenue and operating profitability are expected to increase.

•Manufactured Products operating profitability is projected to increase significantly on increased revenue.
•OPG operating profitability is expected to decrease on relatively flat revenue.
•IMDS operating profitability is projected to increase significantly on relatively flat revenue.
•ADTech revenue and operating profitability are forecasted to increase significantly.
•Unallocated Expenses are expected to be in the $45 million to $50 million range.

Updated 2025 Guidance

Full-year 2025 consolidated and segment guidance remains the same except as follows:

•Consolidated revenue is expected to grow in the mid-single digit percent range;
•Consolidated adjusted EBITDA is expected to be in the range of $390 million to $420 million;
•SSR revenue is expected to grow in the mid-single digit percent range due to lower than expected contributions from our Survey business;
•ROV fleet utilization is expected to be in the mid- to high-60 percent range; and
•IMDS operating income margin is expected to be in the mid-single digit percent range.

Non-GAAP Financial Measures

Adjusted net income (loss) and earnings (loss) per share; EBITDA and adjusted EBITDA on a consolidated and on a segment basis (as well as EBITDA and adjusted EBITDA margins); and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2025 Consolidated EBITDA Estimates, 2025 Free Cash Flow Estimate, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Conference Call Details

Oceaneering has scheduled a conference call and webcast on Thursday, July 24, 2025 at 10:00 a.m. Central Time, to discuss its results for the second quarter of 2025 and guidance for the third quarter and full year of 2025. Interested parties may listen to the call through a webcast link posted in the Investor Relations section of Oceaneering's website. A replay of the conference call will be made available on the website approximately two hours following the conclusion of the live call.

Forward-Looking Statements

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business, and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: full-year 2025 guidance range for consolidated revenue, consolidated adjusted EBITDA, SSR revenue and expected results of the Survey business, ROV fleet utilization, and IMDS operating income margin; third quarter 2025 guidance for consolidated revenue, consolidated EBITDA, revenue and operating profitability by segment, and Unallocated Expenses; and the characterization, whether positive or otherwise, of market fundamentals, conditions, and dynamics, robotics markets, offshore energy activity levels (including by geographic location), pricing levels, day rates, ROV days utilized, average ROV revenue per day utilized, vessel utilization, growth, bidding activity, outlook, performance, opportunities, and future financials, including as increasing, favorable, positive, encouraging, improving, seasonal, strong, supportive, robust, meaningful, considerable, healthy, or significant (which is used herein to indicate a change of 20% or greater).

The forward-looking statements included in this release are based on Oceaneering's current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth, and the supply and demand of offshore drilling rigs; the indirect consequences of climate change and climate-related business trends; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development, and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends and uncertainty, including those related to tariffs and retaliatory tariffs; the strength of the industry segments in which we are involved; cancellations of contracts, customer contract disputes, change orders, and other contractual modifications, force majeure declarations, and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms, and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in data privacy and security laws, regulations, and standards; changes in tax laws, regulations, and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development, and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military, and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts, or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

About Oceaneering

Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, and manufacturing industries.

For more information, please visit www.oceaneering.com.

Contact:
investorrelations@oceaneering.com

Hilary Frisbie
Senior Director, Investor Relations
Oceaneering International, Inc.
713-329-4755
- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Jun 30, 2025	Dec 31, 2024
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $434,048 and $497,516)				$1,392,707	$1,387,896
Net property and equipment				445,667	420,098
Other assets				489,208	528,353
Total Assets				$2,327,582	$2,336,347

LIABILITIES AND EQUITY
Current liabilities				$696,863	$796,938
Long-term debt				484,648	482,009
Other long-term liabilities				297,947	337,078
Equity				848,124	720,322
Total Liabilities and Equity				$2,327,582	$2,336,347

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2025	Jun 30, 2024	Mar 31, 2025	Jun 30, 2025	Jun 30, 2024
	(in thousands, except per share amounts)

Revenue	$698,161	$668,808	$674,523	$1,372,684	$1,267,900
Cost of services and products	549,734	548,597	539,512	1,089,246	1,055,305
Gross margin	148,427	120,211	135,011	283,438	212,595
Selling, general and administrative expense	69,238	59,847	61,539	130,777	115,538
Operating income (loss)	79,189	60,364	73,472	152,661	97,057
Interest income	3,017	2,402	3,644	6,661	5,442
Interest expense, net of amounts capitalized	(9,472)	(9,516)	(9,075)	(18,547)	(18,720)
Equity in income (losses) of unconsolidated affiliates	311	295	362	673	464
Other income (expense), net	5,371	1,759	975	6,346	3,239
Income (loss) before income taxes	78,416	55,304	69,378	147,794	87,482
Provision (benefit) for income taxes	23,974	20,307	19,001	42,975	37,350
Net Income (Loss)	$54,442	$34,997	$50,377	$104,819	$50,132

Weighted average diluted shares outstanding	101,372	102,472	101,903	101,636	102,361
Diluted earnings (loss) per share	$0.54	$0.34	$0.49	$1.03	$0.49

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2025	Jun 30, 2024	Mar 31, 2025	Jun 30, 2025	Jun 30, 2024
	($ in thousands)
Subsea Robotics
Revenue	$218,786	$214,985	$205,976	$424,762	$401,917
Operating income (loss)	$64,505	$61,750	$59,632	$124,137	$105,987
Operating income (loss) %	29%	29%	29%	29%	26%
ROV days available	22,750	22,750	22,500	45,250	45,500
ROV days utilized	15,289	15,839	15,093	30,382	30,375
ROV utilization	67%	70%	67%	67%	67%

Manufactured Products
Revenue	$145,134	$139,314	$135,037	$280,171	$268,767
Operating income (loss)	$18,772	$14,369	$8,667	$27,439	$27,559
Operating income (loss) %	13%	10%	6%	10%	10%
Backlog at end of period	$516,000	$713,000	$543,000	$516,000	$713,000

Offshore Projects Group
Revenue	$149,281	$144,058	$164,941	$314,222	$259,112
Operating income (loss)	$21,663	$13,248	$35,666	$57,329	$14,092
Operating income (loss) %	15%	9%	22%	18%	5%

Integrity Management & Digital Solutions
Revenue	$75,367	$73,492	$71,418	$146,785	$143,182
Operating income (loss)	$4,647	$3,473	$3,462	$8,109	$7,088
Operating income (loss) %	6%	5%	5%	6%	5%

Aerospace and Defense Technologies
Revenue	$109,593	$96,959	$97,151	$206,744	$194,922
Operating income (loss)	$16,299	$7,244	$10,665	$26,964	$20,052
Operating income (loss) %	15%	7%	11%	13%	10%

Unallocated Expenses
Operating income (loss)	$(46,697)	$(39,720)	$(44,620)	$(91,317)	$(77,721)

Total
Revenue	$698,161	$668,808	$674,523	$1,372,684	$1,267,900
Operating income (loss)	$79,189	$60,364	$73,472	$152,661	$97,057
Operating income (loss) %	11%	9%	11%	11%	8%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2025	Jun 30, 2024	Mar 31, 2025	Jun 30, 2025	Jun 30, 2024
	(in thousands)

Purchases of property and equipment	$30,272	$22,858	$26,088	$56,360	$48,376
Capitalized cloud-based service contract costs	2,536	—	1,727	4,263	$—
Total Capital Expenditures	$32,808	$22,858	$27,815	$60,623	$48,376

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$12,385	$11,981	$11,736	$24,121	$24,791
Manufactured Products	2,741	3,237	2,650	5,391	6,412
Offshore Projects Group	4,663	5,584	4,689	9,352	12,019
Integrity Management & Digital Solutions	1,839	1,803	1,730	3,569	3,062
Total Energy Services and Products	21,628	22,605	20,805	42,433	46,284
Aerospace and Defense Technologies	900	616	833	1,733	1,219
Unallocated Expenses	2,872	2,759	2,810	5,682	5,535
Total Depreciation and Amortization	$25,400	$25,980	$24,448	$49,848	$53,038

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release also includes non-GAAP financial measures (as defined under certain rules and regulations promulgated by the Securities and Exchange Commission). We have included adjusted net income (loss) and diluted earnings (loss) per Share (EPS), each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2024 consolidated adjusted EBITDA and free cash flow, and 2025 consolidated EBITDA and free cash flow estimates, as well as the following by segment: EBITDA, EBITDA margins, adjusted EBITDA, and adjusted EBITDA margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and adjusted EBITDA margins and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. Due to the forward-looking nature of EBITDA for the third quarter of 2025 and for the full year of 2025, we cannot reliably predict certain of the necessary line items for the reconciliations to net income and, accordingly, have excluded such line items in the reconciliation. EBITDA and EBITDA margins, adjusted EBITDA and adjusted EBITDA margins, and related information by segment are each non-GAAP financial measures. We define free cash flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins, and free cash flow are widely used by investors for valuation purposes and for comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins, and free cash flow (and the adjusted amounts thereof) may not be comparable to similarly titled measures that other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows, or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Jun 30, 2025		Jun 30, 2024		Mar 31, 2025
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$54,442	$0.54	$34,997	$0.34	$50,377	$0.49
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	(5,430)		(1,034)		(1,050)
Total pre-tax adjustments	(5,430)		(1,034)		(1,050)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	5,452		70		685
Discrete tax items:
Share-based compensation	(2)		(48)		(1,103)
Uncertain tax positions	(9)		1,706		(2,411)
Valuation allowances	(2,453)		520		(3,261)
Other	(2,209)		(7,645)		780
Total discrete tax adjustments	(4,673)		(5,467)		(5,995)
Total of adjustments	(4,651)		(6,431)		(6,360)
Adjusted Net Income (Loss)	$49,791	$0.49	$28,566	$0.28	$44,017	$0.43
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		101,372		102,472		101,903

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Six Months Ended
	Jun 30, 2025		Jun 30, 2024
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$104,819	$1.03	$50,132	$0.49
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	(6,480)		(3,231)
Total pre-tax adjustments	(6,480)		(3,231)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	6,137		860
Discrete tax items:
Share-based compensation	(1,105)		(1,974)
Uncertain tax positions	(2,420)		1,557
Valuation allowances	(5,714)		5,091
Other	(1,429)		(9,981)
Total discrete tax adjustments	(10,668)		(5,307)
Total of adjustments	(11,011)		(7,678)
Adjusted Net Income (Loss)	$93,808	$0.92	$42,454	$0.41
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		101,636		102,361

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2025	Jun 30, 2024	Mar 31, 2025	Jun 30, 2025	Jun 30, 2024
	($ in thousands)

Net income (loss)	$54,442	$34,997	$50,377	$104,819	$50,132
Depreciation and amortization	25,400	25,980	24,448	49,848	53,038
Subtotal	79,842	60,977	74,825	154,667	103,170
Interest expense, net of interest income	6,455	7,114	5,431	11,886	13,278
Amortization included in interest expense	(1,590)	(1,504)	(1,556)	(3,146)	(2,983)
Provision (benefit) for income taxes	23,974	20,307	19,001	42,975	37,350
EBITDA	108,681	86,894	97,701	206,382	150,815
Adjustments for the effects of:
Foreign currency (gains) losses	(5,430)	(1,034)	(1,050)	(6,480)	(3,231)
Total of adjustments	(5,430)	(1,034)	(1,050)	(6,480)	(3,231)
Adjusted EBITDA	$103,251	$85,860	$96,651	$199,902	$147,584

Revenue	$698,161	$668,808	$674,523	$1,372,684	$1,267,900

EBITDA margin %	16%	13%	14%	15%	12%
Adjusted EBITDA margin %	15%	13%	14%	15%	12%

Free Cash Flow

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2025	Jun 30, 2024	Mar 31, 2025	Jun 30, 2025	Jun 30, 2024
	(in thousands)
Net Income (loss)	$54,442	$34,997	$50,377	$104,819	$50,132
Non-cash adjustments:
Depreciation and amortization	25,400	25,980	24,448	49,848	53,038
Other non-cash	5,671	1,744	14,429	20,100	4,426
Other increases (decreases) in cash from operating activities	(8,326)	(10,098)	(169,972)	(178,298)	(124,690)
Cash flow provided by (used in) operating activities	77,187	52,623	(80,718)	(3,531)	(17,094)
Purchases of property and equipment	(30,272)	(22,858)	(26,088)	(56,360)	(48,376)
Free Cash Flow	$46,915	$29,765	$(106,806)	$(59,891)	$(65,470)

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

2025 Consolidated EBITDA Estimates

	For the Three Months Ending
	September 30, 2025
	Low	High
	(in thousands)
Income (loss) before income taxes	$69,000	$77,000
Depreciation and amortization	25,000	26,000
Subtotal	94,000	103,000
Interest expense, net of interest income	6,000	7,000
Consolidated EBITDA	$100,000	$110,000

	For the Year Ending
	December 31, 2025
	Low	High
	(in thousands)
Income (loss) before income taxes	$268,000	$292,000
Depreciation and amortization	98,000	102,000
Subtotal	366,000	394,000
Interest expense, net of interest income	24,000	26,000
Consolidated adjusted EBITDA	$390,000	$420,000

2025 Free Cash Flow Estimate

	For the Year Ending
	December 31, 2025
	Low	High
	(in thousands)
Net income (loss)	$182,000	$193,000
Depreciation and amortization	98,000	102,000
Other increases (decreases) in cash from operating activities	(55,000)	(45,000)
Cash flow provided by (used in) operating activities	225,000	250,000
Purchases of property and equipment	(115,000)	(120,000)
Free Cash Flow	$110,000	$130,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$64,505	$18,772	$21,663	$4,647	$16,299	$(46,697)	$79,189
Adjustments for the effects of:
Depreciation and amortization	12,385	2,741	4,663	1,839	900	2,872	25,400
Other pre-tax	—	—	—	—	—	4,092	4,092
EBITDA	76,890	21,513	26,326	6,486	17,199	(39,733)	108,681
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(5,430)	(5,430)
Total of adjustments	—	—	—	—	—	(5,430)	(5,430)
Adjusted EBITDA	$76,890	$21,513	$26,326	$6,486	$17,199	$(45,163)	$103,251

Revenue	$218,786	$145,134	$149,281	$75,367	$109,593		$698,161
Operating income (loss) % as reported in accordance with GAAP	29%	13%	15%	6%	15%		11%
EBITDA Margin	35%	15%	18%	9%	16%		16%
Adjusted EBITDA Margin	35%	15%	18%	9%	16%		15%

	For the Three Months Ended June 30, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$61,750	$14,369	$13,248	$3,473	$7,244	$(39,720)	$60,364
Adjustments for the effects of:
Depreciation and amortization	11,981	3,237	5,584	1,803	616	2,759	25,980
Other pre-tax	—	—	—	—	—	550	550
EBITDA	73,731	17,606	18,832	5,276	7,860	(36,411)	86,894
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(1,034)	(1,034)
Total of adjustments	—	—	—	—	—	(1,034)	(1,034)
Adjusted EBITDA	$73,731	$17,606	$18,832	$5,276	$7,860	$(37,445)	$85,860

Revenue	$214,985	$139,314	$144,058	$73,492	$96,959		$668,808
Operating income (loss) % as reported in accordance with GAAP	29%	10%	9%	5%	7%		9%
EBITDA Margin	34%	13%	13%	7%	8%		13%
Adjusted EBITDA Margin	34%	13%	13%	7%	8%		13%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$59,632	$8,667	$35,666	$3,462	$10,665	$(44,620)	$73,472
Adjustments for the effects of:
Depreciation and amortization	11,736	2,650	4,689	1,730	833	2,810	24,448
Other pre-tax	—	—	—	—	—	(219)	(219)
EBITDA	71,368	11,317	40,355	5,192	11,498	(42,029)	97,701
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(1,050)	(1,050)
Total of adjustments	—	—	—	—	—	(1,050)	(1,050)
Adjusted EBITDA	$71,368	$11,317	$40,355	$5,192	$11,498	$(43,079)	$96,651

Revenue	$205,976	$135,037	$164,941	$71,418	$97,151		$674,523
Operating income (loss) % as reported in accordance with GAAP	29%	6%	22%	5%	11%		11%
EBITDA Margin	35%	8%	24%	7%	12%		14%
Adjusted EBITDA Margin	35%	8%	24%	7%	12%		14%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Six Months Ended June 30, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$124,137	$27,439	$57,329	$8,109	$26,964	$(91,317)	$152,661
Adjustments for the effects of:
Depreciation and amortization	24,121	5,391	9,352	3,569	1,733	5,682	49,848
Other pre-tax	—	—	—	—	—	3,873	3,873
EBITDA	148,258	32,830	66,681	11,678	28,697	(81,762)	206,382
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(6,480)	(6,480)
Total of adjustments	—	—	—	—	—	(6,480)	(6,480)
Adjusted EBITDA	$148,258	$32,830	$66,681	$11,678	$28,697	$(88,242)	$199,902

Revenue	$424,762	$280,171	$314,222	$146,785	$206,744		$1,372,684
Operating income (loss) % as reported in accordance with GAAP	29%	10%	18%	6%	13%		11%
EBITDA Margin	35%	12%	21%	8%	14%		15%
Adjusted EBITDA Margin	35%	12%	21%	8%	14%		15%

	For the Six Months Ended June 30, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$105,987	$27,559	$14,092	$7,088	$20,052	$(77,721)	$97,057
Adjustments for the effects of:
Depreciation and amortization	24,791	6,412	12,019	3,062	1,219	5,535	53,038
Other pre-tax	—	—	—	—	—	720	720
EBITDA	130,778	33,971	26,111	10,150	21,271	(71,466)	150,815
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(3,231)	(3,231)
Total of adjustments	—	—	—	—	—	(3,231)	(3,231)
Adjusted EBITDA	$130,778	$33,971	$26,111	$10,150	$21,271	$(74,697)	$147,584

Revenue	$401,917	$268,767	$259,112	$143,182	$194,922		$1,267,900
Operating income (loss) % as reported in accordance with GAAP	26%	10%	5%	5%	10%		8%
EBITDA Margin	33%	13%	10%	7%	11%		12%
Adjusted EBITDA Margin	33%	13%	10%	7%	11%		12%